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                                                                     EXHIBIT 77I


Columbia Funds Series Trust I -Annual N-SAR report for the period ending
8/31/12

Columbia Balanced Fund
Columbia Greater China Fund
Columbia Mid Cap Growth Fund
Columbia Small Cap Growth Fund I
Columbia Global Dividend Opportunity Fund (formerly known as Columbia Strategic Investor Fund)
Columbia Technology Fund
Active Portfolios(R) Multi-Manager Core Plus Bond Fund
Active Portfolios(R) Multi-Manager Small Cap Equity Fund
Active Portfolios(R) Multi-Manager Alternative Strategies Fund
(the "Funds")

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Item 77I/77Q1(d) - Terms of new or amended securities:

On October 28, 2011, Post-Effective Amendment No. 132 to the registration statement of the Registrant was filed with the SEC pursuant to Rule 485(b) under the Securities Act of 1933, as amended, Accession No. 0001193125-11-285566 (the "Amendment"). The Amendment registered a share class of a certain fund, as set forth in the table below. The description of such share class in the Amendment is hereby incorporated by reference.

Fund Name                               New Class(es)of Shares Registered
----------                              -----------------------------------

Columbia Bond Fund                      Class R Shares

An Amended and Restated Multi-Class Plan, pursuant to Rule 18f-3(d), for the Funds dated September 7, 2010, amended on March 14, 2012, is incorporated by reference to Post-Effective Amendment No. 143 to the Registration Statement of the Registrant pursuant to Rule 485(b) under the Securities Act of 1933, as amended, filed on March 14, 2012, Accession No. 0001193125-12-114327.

On June 15, 2012, Post-Effective Amendment No. 154 to the registration statement of the Registrant was filed with the SEC pursuant to Rule 485(b) under the Securities Act of 1933, as amended, Accession No. 0001193125-12-272176 (the "Amendment"). The Amendment registered a share class of a certain fund, as set forth in the table below. The description of such share class in the Amendment is hereby incorporated by reference.

Fund Name                               New Class(es)of Shares Registered
----------                              -----------------------------------

Columbia Greater China Fund             Class W Shares